Exhibit 99.1
THORATEC REPORTS 37 PERCENT INCREASE IN SECOND QUARTER REVENUES FROM CONTINUING OPERATIONS
     (PLEASANTON, CA), July 29, 2010—Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, said revenues from continuing operations in the second quarter of 2010 increased 37 percent versus the second quarter of 2009.
     Results from continuing operations for both periods exclude contributions from the company’s International Technidyne Corporation (ITC) Division, which the company’s board of directors agreed to sell during the second quarter. ITC’s results for the second quarter and first six months of 2010 and 2009 are accounted for as a discontinued operation. The company announced earlier this week the termination of the agreement to sell ITC to Danaher Corporation. ITC’s results will be reported in discontinued operations, as the company’s board of directors expects to sell ITC within the next twelve months.
     For the quarter ended July 3, 2010, revenues were $95.1 million, compared with revenues of $69.2 million in the second quarter of 2009. Net income on a GAAP basis for the second quarter of 2010 was $17.5 million, or $0.29 per diluted share, versus GAAP net income of $2.9 million, or $0.05 per diluted share, in the second quarter of 2009. Non-GAAP net income, which is described later in this press release, was $22.4 million, or $0.34 per diluted share, versus non-GAAP net income of $11.6 million, or $0.19 per diluted share, in the second quarter a year ago.
     For the first six months of fiscal 2010, revenues were $194.4 million, an increase of 45 percent over revenues of $133.9 million in the same period a year ago. On a GAAP basis, Thoratec reported net income of $30.9 million, or $0.52 per diluted share, for the first six months of 2010, versus net income of $9.1 million, or $0.16 per diluted share, in the same period a year ago. Non-GAAP net income in the first six months of 2010 was $40.9 million, or $0.63 per diluted share, compared with non-GAAP net income of $25.1 million, or $0.40 per diluted share, in the first six months of 2009.
     “As has been the case over the past several quarters, our financial performance was driven by continued adoption of the HeartMate® II LVAS (Left Ventricular Assist System) for Bridge-to-Transplantation (BTT) and Destination Therapy (DT) in both North America and international markets. This reflects the value of our market development and clinical support programs, which are facilitating both adoption and continued positive patient outcomes with the device,” said Gary F. Burbach, president and chief executive officer of Thoratec.
     “We ended the quarter with 232 HeartMate II centers globally, an increase of 21 centers in the first half of 2010. In addition, 159 centers worldwide are now using our new HeartMate peripherals, which are providing important quality of life improvements to patients as well as incremental revenue growth,” he added.

     Burbach said the company is continuing to increase its penetration of international markets. “During the first half of 2010, we had strong growth in Europe, as evidenced by our revenue performance as well as the addition of new centers. In addition, we achieved several important milestones in the Asia Pacific region. In conjunction with our local partner Nipro, we completed enrollment in the six-patient confirmatory trial for the HeartMate II in Japan. We and Nipro expect to file for regulatory approval in the early part of 2011, with approval expected in early 2012. In addition, the regulatory authorities in both Australia and Taiwan approved the HeartMate II for commercial use during the second quarter.
     “As we continue to deliver solid financial results, we are also executing on our strategy to achieve longer-term growth,” Burbach said. “We are making significant progress in the development of our HeartMate II platform enhancements that are designed to improve the HeartMate II patient experience and further strengthen our competitive leadership in the market. We are also strengthening our efforts to drive awareness of the therapy among referring clinicians and patients as well as to support our hospital customers as they treat and manage increasing numbers of patients,” he noted.
FINANCIAL HIGHLIGHTS FROM CONTINUING OPERATIONS
     Thoratec reported revenues of $95.1 million in the second quarter of 2010 compared with revenues of $69.2 million in the second quarter of 2009. For the first six months of fiscal 2010, revenues were $194.4 million, an increase of 45 percent over revenues of $133.9 million in the same period a year ago.
     The breakdown of year-to-date revenues by product line included HeartMate II and HeartMate XVE product sales of $168.6 million versus $108.9 million in the same period a year ago, an increase of 55 percent. PVAD and IVAD product sales were $16.1 million versus $17.9 million a year ago, a decrease of 10 percent. CentriMag® sales were $8.3 million versus $5.7 million in the first half of 2009, an increase of 46 percent. Graft sales were $1.4 million, consistent with the first six months of 2009. Revenues from pump sales were $133.9 million, a 29 percent increase over pump sales of $104.2 million in the first half of 2009. Non-pump revenues were $59.1 million versus $28.3 million in the same period a year ago, an increase of 109 percent. North American revenues were $165.9 million, an increase of 48 percent over revenues of $112.2 million a year ago, while international revenues were $28.5 million versus $21.7 million in the first six months of 2009, an increase of 32 percent. For the first six months of 2010, foreign exchange rate fluctuations had an $800,000 favorable impact on revenues compared to the same period in 2009.
     GAAP gross margin for the second quarter of 2010 was 67.8 percent versus 61.3 percent a year ago. Non-GAAP gross margin, which is described later in this press release, was 68.2 percent versus 61.7 percent a year ago. The increase in gross margin reflects greater worldwide

HeartMate II volume and the continued roll out of our new HeartMate external peripherals. In the second quarter of 2009 we recorded a $4.3 million excess inventory reserve related to the declining utilization of the HeartMate XVE that did not reoccur in second quarter of 2010. These factors were offset in part by pump to non-pump mix.
     Operating expenses on a GAAP basis in the second quarter of 2010 were $35.3 million versus $36.5 million a year ago. On a GAAP basis, operating expenses for the second quarter of 2009 reflect $7.4 million in HeartWare transaction related costs. On a non-GAAP basis, operating expenses in the second quarter of 2010 were $30.2 million versus $24.5 million in the second quarter of 2009. Operating expenses on a non-GAAP basis are described later in this press release. The year-over-year increase in non-GAAP operating expenses was due primarily to spending on product and market development initiatives including expansion of our sales force and the addition of research and development personnel.
     On a GAAP basis, other expense totaled $2.0 million in the second quarter of 2010 versus other expense of $1.7 million a year ago. On a non-GAAP basis, other expense totaled $22,000 versus other income of $131,000 a year ago. Other income and expense on a non-GAAP basis is described later in this press release.
     The company’s GAAP effective tax rate for the second quarter of 2010 was 35.4 percent versus 30.7 percent a year ago. The non-GAAP tax rate, which is described later in this press release, was 35.4 percent in the second quarter of 2010 versus 36.6 percent a year ago. The decrease in non-GAAP effective tax rate was due to higher manufacturing tax credits in 2010.
     Cash and investments at the end of the second quarter of 2010 were $376.3 million versus $338.8 million at the end of the first quarter of 2010 and $331.6 million at the end of fiscal 2009. The cash and investment balance includes $24.2 million of Auction Rate Securities classified as long-term investments.
GUIDANCE FOR FISCAL 2010 FROM CONTINUING OPERATIONS
     The company expects that revenues from continuing operations will be in the range of $380 million to $385 million in 2010. This represents an increase from prior guidance and reflects both contributions from the first half of the year, as well as expectations for ongoing growth in the second half of 2010. The guidance reflects expectations that the company will experience some seasonal softness in the third quarter, which has been typical of the past few years. The company expects that the full year impact of foreign exchange rate fluctuations on revenues will be unfavorable by approximately $3.0 million.

     GAAP gross margin is expected to be in the range of 66.5 percent to 67.5 percent for the year and non-GAAP gross margin is expected to be in the range of 67 percent to 68 percent for the same period, reflecting the positive contribution of the launch of the HeartMate II for Destination Therapy.
     Operating expenses are expected to be higher in the second half of the year, excluding the one-time payment for the PHP technology that occurred in the first quarter, to fund market development initiatives, as well as programs related to HeartMate II system enhancements, cross-platform initiatives and next-generation pump technology. GAAP earnings per share are expected to be between $0.97 and $1.01 and non-GAAP earnings per share are expected to be between $1.19 and $1.23, reflecting increased operating leverage.
CONFERENCE CALL/WEBCAST INFORMATION
     Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Daylight Time (4:30 p.m., Easter Daylight Time) today. The teleconference can be accessed by calling (719) 457-2617, passcode 7187547. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Thursday, August 5, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 7187547.
GAAP TO NON-GAAP RECONCILIATION
     Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by its products and certain costs of producing those revenues, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income and expense, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP shares used to compute diluted net income per share. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.
     Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors’ operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company’s business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.
     Non-GAAP net income consists of GAAP net income, excluding, as applicable, the tax effected impact of share-based compensation expense, amortization of purchased intangibles, expenses associated with the retrospective adoption of the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements in accordance with Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) 470-20, Debt, and HeartWare transaction costs.
     Non-GAAP net income per diluted share is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.
     Non-GAAP shares used to compute diluted net income per share consists of GAAP shares used to compute diluted net income per share adjusted for any exclusions made in conjunction with the application of the two-class method for calculating net income per share.
     Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding share-based compensation expense.
     Non-GAAP operating expenses consist of GAAP operating expenses excluding share-based compensation expense, amortization of purchased intangibles, and HeartWare transaction costs.
     Non-GAAP other income and expense consists of GAAP other income and expenses excluding expenses related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt.
     Non-GAAP tax rate consists of the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.
     Management believes that it is useful in measuring Thoratec’s operations to exclude amortization of intangibles. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events.
     Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allows investors to compare

Thoratec’s recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors’ ability to review Thoratec’s business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company’s business operations.
     Due to the subjective assumptions used to develop non-cash interest expense related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt, Thoratec management believes that providing non-GAAP financial measures that exclude such expense allows investors to compare Thoratec’s recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors’ ability to review Thoratec’s business from the same perspective as Thoratec management.
     To enable investors to compare Thoratec’s recurring core business operating results to those of other companies and over multiple periods, Thoratec has excluded the HeartWare transaction costs as they are non-recurring in nature.
     There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee’s compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures calculations may differ from components that our peer companies exclude when they report their results from operations.
     Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec’s financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.
     The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.

The following table includes the GAAP income statement for continuing operations for the three and six month periods ending 2010 and 2009:
THORATEC CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009

Product sales	$95,098	$69,222	$194,370	$133,851
Cost of product sales	30,579	26,780	62,150	47,051

Gross profit	64,519	42,442	132,220	86,800

Operating expenses:
Selling, general and administrative	21,065	23,862	42,906	44,343
Research and development	11,812	10,327	31,803	21,100
Amortization of purchased intangible assets	2,468	2,359	4,880	5,082

Total operating expenses	35,345	36,548	79,589	70,525

Income from operations	29,174	5,894	52,631	16,275
Other income and (expense):
Interest expense	(3,275)	(3,040)	(6,155)	(5,906)
Interest income and other	1,293	1,313	2,899	2,244
Impairment on strategic investment	(46)	—	(2,046)	—

Income before income taxes	27,146	4,167	47,329	12,613
Income tax expense	(9,609)	(1,281)	(16,428)	(3,558)

Net income from continuing operations	17,537	2,886	30,901	9,055

Net (loss) from discontinued operations (net of tax)	(1,583)	(1,054)	(2,514)	(1,596)

Net Income	$15,954	$1,832	$28,387	$7,459

Net income (loss) per share — Basic:
Continuing operations	$0.30	$0.05	$0.54	$0.16
Discontinued operations	(0.02)	(0.02)	(0.05)	(0.03)

Net Income	$0.28	$0.03	$0.49	$0.13

Net income (loss) per share — Diluted:
Continuing operations	$0.29	$0.05	$0.52	$0.16
Discontinued operations	(0.02)	(0.02)	(0.04)	(0.03)

Net Income	$0.27	$0.03	$0.48	$0.13

Shares used to compute net (loss) income per share (1):
Basic	57,635	55,789	57,139	55,658
Diluted	66,436	57,161	65,986	57,014

(1)	The company adopted the two-class method in calculating net income per share on a GAAP basis, which excludes the weighted average unvested restricted stock awards outstanding of 342,305 and 679,138 for the three months ended July 3, 2010 and July 4, 2009, respectively, and 418,432 and 767,653 for the six months ended July 3, 2010 and July 4, 2010, respectively.

The following table reconciles the specific items excluded from GAAP net income from continuing operations in the calculation of non-GAAP net income from continuing operations and diluted net income per share from continuing operations for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income from Continuing Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009
Net income reconciliation
Net income from continuing operations on a GAAP basis	$17,537	$2,886	$30,901	$9,055
Share-based compensation expense:
— Cost of product sales	359	261	626	555
— Selling, general and administrative	1,895	1,665	4,216	3,544
— Research and development	809	585	1,811	1,398
Amortization of purchased intangibles	2,468	2,359	4,881	5,081
HeartWare transaction costs	—	7,412	—	11,330
Impact of ASC 470-20	2,006	1,858	4,040	3,716
Income tax effect of non-GAAP income before tax	—	(1,069)	(184)	(2,369)
Income tax effect of non-GAAP adjustments	(2,668)	(4,347)	(5,406)	(7,229)

Net income from continuing operations on a non-GAAP basis	$22,406	$11,609	$40,885	$25,081

	Three Months Ended			Six Months Ended
	July 3, 2010	July 4, 2009		July 3, 2010	July 4, 2009
Diluted net income from continuing operations per share reconciliation
Diluted net income from continuing operations per share on a GAAP basis	$0.29	$0.05		$0.52	$0.16
Share-based compensation expense:
— Cost of product sales	0.01	—		0.01	0.01
— Selling, general and administrative	0.03	0.03		0.06	0.06
— Research and development	0.01	0.01		0.03	0.02
Amortization of purchased intangibles	0.04	0.04		0.07	0.09
HeartWare transaction costs	—	0.14		—	0.20
Impact of ASC 470-20	—	0.03		—	0.07
Income tax effect of non-GAAP income before tax	—	(0.02)		—	(0.04)
Income tax effect of non-GAAP adjustments	(0.04)	(0.07)		(0.06)	(0.13)
Convertible debt dilution and two-class method impact	—	(0.02	)(1)	—	(0.04	)(1)

Diluted net income from continuing operations per share on a non-GAAP basis	$0.34	$0.19		$0.63	$0.40

	Three Months Ended		Six Months Ended
	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009
Shares used to compute diluted net income from continuing operations per share reconciliation
Shares used in calculation of diluted net income per share —GAAP	66,436	57,161	65,986	57,014
Convertible debt dilution impact (1)		7,290		7,290
Weighted average unvested restricted stock awards (2)	342	679	418	768

Shares used in calculation of diluted net income from continuing operations per share — Non-GAAP	66,778	65,130	66,404	65,072

(1)	The company’s total diluted share count on a GAAP and non-GAAP basis for the three and six months ended July 3, 2010 and on a non-GAAP basis for the three and six months ended July 4, 2009 includes approximately 7.3 million shares underlying its convertible notes as they were dilutive for the respective quarter.

(2)	The company adopted the two-class method in calculating net income per share on a GAAP basis, which excludes the weighted average unvested restricted stock awards outstanding of 342,305 and 679,138 for the three months ended July 3, 2010 and July 4, 2009, respectively, and 418,432 and 767,653 for the six months ended July 3, 2010 and July 4, 2010, respectively.

The following table reconciles the specific items excluded from GAAP gross profit and gross margin from continuing operations in the calculation of non-GAAP gross profit and gross margin from continuing operations for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit from Continuing Operations
(Unaudited)
(in thousands)

	Three Months Ended				Six Months Ended
	July 3, 2010		July 4, 2009		July 3, 2010		July 4, 2009
Gross profit from continuing operations on a GAAP basis	$64,519	67.8%	$42,442	61.3%	$132,220	68.0%	$86,800	64.8%
Share-based compensation expense	359		261		626		555

Gross profit from continuing operations on a non-GAAP basis	$64,878	68.2%	$42,703	61.7%	$132,846	68.3%	$87,355	65.3%

The following table reconciles the specific items excluded from GAAP operating expenses from continuing operations in the calculation of non-GAAP operating expenses from continuing operations for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses from Continuing Operations
(Unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009

Operating expenses from continuing operations on a GAAP basis	$35,345	$36,548	$79,589	$70,525
Share-based compensation expense:
— Selling, general and administrative	(1,895)	(1,665)	(4,216)	(3,544)
— Research and development	(809)	(585)	(1,811)	(1,398)
Amortization of purchased intangibles	(2,468)	(2,359)	(4,881)	(5,081)
HeartWare transaction costs	—	(7,412)	—	(11,330)

Operating expenses from continuing operations on a non-GAAP basis	$30,173	$24,527	$68,681	$49,172

The following table reconciles the specific items excluded from GAAP other income and expense from continuing operations in the calculation of non-GAAP other income and expense from continuing operations for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Other Income and Expense from Continuing Operations
(Unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009

Other expense from continuing operations on a GAAP basis	$(2,028)	$(1,727)	$(5,302)	$(3,662)
Impact of ASC 470-20	2,006	1,858	4,040	3,716

Other expense from continuing operations on a non-GAAP basis	$(22)	$131	$(1,262)	$54

The following table reconciles the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income from continuing operations to non-GAAP net income from continuing operations:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Tax Expense from Continuing Operations
(Unaudited)
(in thousands)

	Three Months Ended				Six Months Ended
	July 3, 2010		July 4, 2009		July 3, 2010		July 4, 2009

Tax expense from continuing operations on a GAAP basis	$(9,609)	35.4%	$(1,281)	30.7%	$(16,428)	34.7%	$(3,558)	28.2%
Share-based compensation expense and other	(1,041)		(783)		(2,737)		(1,566)
Amortization of purchased intangibles	(987)		(943)		(1,952)		(2,032)
HeartWare transaction costs	—		(2,965)		—		(4,532)
Impact of adoption of ASC 470-20	(802)		(724)		(1,616)		(1,468)
Excess compensation limitations	162		—		716		—

Tax expense from continuing operations on a non-GAAP basis	$(12,277)	35.4%	$(6,696)	36.6%	$(22,017)	35.0%	$(13,156)	34.4%

The following table reconciles the guidance on a GAAP and non-GAAP basis from continuing operations for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance from Continuing Operations
(Unaudited)
(in thousands, except for per share data)

	For the Fiscal Year Ended 2010
	From	To

Gross margin
Gross margin on a GAAP basis from continuing operations	66.50%	67.50%
Share-based compensation expense	0.50%	0.50%

Gross margin on a non-GAAP basis from continuing operations	67.00%	68.00%

	For the Fiscal Year Ended 2010
	From	To

Net income per diluted share reconciliation
Net income per diluted share on a GAAP basis from continuing operations	$0.97	$1.01
Share-based compensation expense	0.13	0.13
Amortization of purchased intangibles	0.10	0.10
Impact of adoption of ASC 470-20	(0.01)	(0.01)
Income tax effect of non-GAAP income before tax	—	—

Net income per diluted share on a non-GAAP basis from continuing operations	$1.19	$1.23

     Thoratec is a world leader in therapies to address advanced-stage heart failure. The company’s products include the Thoratec® VAD (Ventricular Assist Device) and HeartMate® LVAS with more than 15,000 devices implanted in patients suffering from heart failure. Additionally, its International Technidyne Corporation (ITC) Division is a leader in point-of-care blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web site at http://www.thoratec.com.
     Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and IVAD is a trademark of Thoratec Corporation. ITC, A-VOX Systems, AVOXimeter, HEMOCRHON, ProTime, ProTime InRhythm and IRMA are registered trademarks of International Technidyne Corporation. CentriMag is a registered trademark of Levitronix, LLC.
     Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2010 financial results, future performance or timelines and milestones for clinical trials, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes, “views,” “expects,” “plans,” “projects,” “hopes,” “could,” “will,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, the development of new products and new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the ability to improve financial performance, the effects of FDA regulatory requirements, our ability to address issues raised by FDA inspections adequately and on a timely basis without a resulting recall of products or interruption of manufacturing or shipment of products, the effects of healthcare reimbursement and coverage policies, the effects of seasonality on Thoratec product sales, the effects of competition and the effects of any merger, acquisition and divestiture related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Contacts:
Taylor Harris
Senior Director, Investor Relations & Business Development
Thoratec Corporation
(925) 738-0047
or
Neal B. Rosen
Ruder-Finn
(415) 692-3058